PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)                    REGISTRATION NO. 333-31226



                                 [LOGO OMITTED]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                      Primary
                                                                          Share       Trading
                   Name of Company                         Ticker        Amounts      Market
                   ---------------                         ------        -------      ------
Agere Systems, Inc. Class A                                AGR.A         .312604    NYSE
Agere Systems, Inc. Class B                                AGR.B        7.672327    NYSE
Applied Micro Circuits Corporation                          AMCC            2       NASDAQ
Broadcom Corporation                                        BRCM            2       NASDAQ
Ciena Corporation                                           CIEN            2       NASDAQ
Comverse Technology, Inc.                                   CMVT            2       NASDAQ
Conexant Systems, Inc.                                      CNXT            2       NASDAQ
Copper Mountain Networks, Inc.                              CMTN           0.1      NASDAQ
Corning, Inc.                                               GLW             9       NYSE
JDS Uniphase Corporation                                    JDSU          11.8      NASDAQ
Lucent Technologies, Inc.                                    LU            29       NYSE
Motorola, Inc.                                              MOT            18       NYSE
Mindspeed Technologies, Inc.                                MND          0.6667     AMEX
Nortel Networks Corporation                                  NT            28       NYSE
PMC-Sierra, Inc.                                            PMCS            1       NASDAQ
Qualcomm Incorporated                                       QCOM            8       NASDAQ
RF Micro Devices, Inc.                                      RFMD            2       NASDAQ
Scientific-Atlanta, Inc.                                    SFA             2       NYSE
Skyworks Solutions, Inc.                                    SWKS          0.702     NASDAQ
Sycamore Networks, Inc.                                     SCMR            3       NASDAQ
Tellabs, Inc.                                               TLAB            4       NASDAQ
Terayon Communications Systems, Inc.                        TERN            2       NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.